Exhibit 99.1

Voting Support and Nomination Agreement

This Voting Support and Nomination Agreement (this “Agreement”), dated as of August 7, 2016, is entered into by and among SailingStone Capital Partners LLC, a Delaware limited liability company (“SailingStone Capital”), SailingStone Holdings LLC, a Delaware limited liability company, MacKenzie B. Davis and Kenneth L. Settles Jr. (collectively, the “SailingStone Parties”, and each individually a “SailingStone Party”) and Range Resources Corporation, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof to its knowledge, SailingStone Capital currently has discretionary investment authority and discretionary voting authority over approximately 18,325,975 shares of the Company’s common stock (“Common Stock”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the board of directors of the Company (the “Board”) will: (i) cooperate in good faith with the SailingStone Parties to identify one new independent director to be appointed to the Board who is mutually agreeable to the Board and the SailingStone Parties; (ii) implement a Stockholder Engagement Policy (as defined below); and (iii) implement Additional Performance Criteria (as defined below); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the SailingStone Parties agree to vote all shares of Common Stock with respect to which SailingStone Capital has discretionary investment authority and discretionary voting authority (i) in accordance with the recommendations of the Board with respect to the Issuance Proposal (as defined below); and (ii) in accordance with the recommendations of the Board at the 2017 Meeting (as defined below) with respect to the election of directors and the Company’s non-binding proposal to approve its executive compensation philosophy (the “Say on Pay Proposal”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements of the parties and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

BOARD OF DIRECTORS

1.1 Joint Appointee.

(a) Both the Company (acting through the Board and the Governance and Nominating Committee of the Board) and the SailingStone Parties shall have the ability to recommend to the other party a director candidate(s) for appointment to the Board (subject to the criteria set forth in paragraph (c) below) and shall consider in good faith any director candidate(s) proposed by the other party for such directorship. Upon the recommendation of a director candidate by the Company or the SailingStone Parties, as applicable (a “Submitting Party”) to the other Party (the “Receiving Party”), the Receiving Party shall notify the Submitting Party as promptly as reasonably practicable whether or not such Receiving Party consents to the recommendation of such Submitting Party. If such Receiving Party does not consent to the recommendation of such Submitting Party (it being understood that a Receiving Party may withhold its consent in its sole discretion), each of the Company and the SailingStone Parties shall have the right to continue to recommend to the other Party additional director candidates, which the other Party shall consider in good faith and on an as promptly as reasonably practicable basis, and the Parties shall continue to follow the procedures of this Section 1.1(a) until the Company and the SailingStone Parties mutually agree on a director candidate to be appointed to the Board (such candidate, the “Joint Appointee”). The Joint Appointee shall be elected to the Board as promptly as reasonably practicable after such mutual agreement by the Company and the SailingStone Parties.

(b) It is understood that as part of the consideration of director candidates by the Company (whether proposed by the Company or the SailingStone Parties), the Company’s Governance and Nominating Committee shall consider (on an as promptly as reasonably practicable basis) whether such candidates meet the applicable criteria for service as a director of the Company (including the criteria set forth in paragraph (c) below).

(c) The Joint Appointee must: (i) be “independent” within the meaning of all applicable securities laws and the rules under the New York Stock Exchange, (ii) not be or have been affiliated with the SailingStone Parties or the Company, (iii) have a background in engineering and in the oil and gas sector, and (iv) have a track record of creating shareholder value, and have specific experience with respect to incentive compensation and other financial issues.

1.2 Nomination. Provided that the Joint Appointee remains eligible to serve as an independent director of the Company, the Board and the Board’s Governance and Nominating Committee shall recommend and the Board shall nominate the Joint Appointee for election as a director of the Company at the next annual meeting of stockholders of the Company (the “2017 Meeting”).

ARTICLE 2

COVENANTS

2.1 Covenants of the SailingStone Parties.

(a) The SailingStone Parties agree that at the special meeting of Company stockholders in connection with the business combination between the Company and Memorial Resource Development Corp. (“Memorial”), pursuant to that certain Agreement and Plan of Merger, dated May 15, 2016, by and among the Company, Memorial and Medina Merger Sub, Inc. (the “Merger Agreement”) (such meeting, the “Special Meeting”) (or any adjournment or postponement thereof, or with respect to any written consent in lieu of such Special Meeting) SailingStone Capital shall vote, or cause to be voted, all of the Common Stock for which SailingStone Capital has discretionary investment authority and discretionary voting authority as of the record date of the Special Meeting in accordance with the recommendations of the Board with respect to: (i) the issuance of Company Common Stock to Memorial stockholders pursuant to the Merger Agreement; and (ii) any adjournment of the Special Meeting to solicit additional proxies to approve the issuance of Company Common Stock to Memorial stockholders pursuant to the Merger Agreement (collectively, the “Issuance Proposal”). Until the earlier of the termination of the Merger Agreement and the Effective Time (as defined in the Merger Agreement), the SailingStone Parties shall not take any affirmative action with respect to the Merger Agreement or the transactions contemplated thereby, or any notes or exchange offering of the Company or Memorial in connection therewith, including at or in connection with any meeting of stockholders called with respect thereto, that is designed or intended to prevent, impair or delay the consummation of such transactions, or any notes or exchange offering of the Company or Memorial in connection therewith, including by soliciting, advising or influencing any person with respect to voting any shares of the Company or Memorial.

(b) During the period commencing on the date hereof and ending on the date this Agreement terminates in accordance with Section 4.1, the SailingStone Parties agree that at any meeting of the Company stockholders, however called, including the 2017 Meeting (or any adjournment or postponement thereof), and in connection with any written consent solicitation, SailingStone Capital shall vote, or cause to be voted, all of the Common Stock for which SailingStone Capital has discretionary investment authority and discretionary voting authority as of the record date of such applicable meeting, vote or consent in accordance with the recommendations of the Board with respect to: (i) the election or removal of Company directors, including the election of the Company’s nominees to the Board, including the Joint Appointee, (ii) the Say on Pay Proposal, and (iii) any other proposals or nominations proposed or supported by any other stockholder of the Company that (x) relate specifically to the matters in clauses (i) and (ii) above or otherwise relate to Board makeup or structure or (y) relate to Extraordinary Transactions (as defined below) (it being understood that SailingStone Capital shall be free to vote its shares of Common Stock in its sole discretion with respect to any proposals made by the Company other than those of the type referred to in clauses (i) and (ii) above, and any stockholder proposals not specifically related to the matters in clauses (i), (ii) and (iii) above).

(c) Except as expressly set forth in this Agreement, the SailingStone Parties agree that, during the period commencing on the date hereof and ending on the date this Agreement terminates in accordance with Section 4.1, unless specifically invited in writing by the Board, none of the SailingStone Parties or any of their affiliates (as such term is defined under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”)) or any other parties under common management therewith (“Representatives”) acting on behalf of a SailingStone Party will in any manner, directly or indirectly (including, without limitation, by directing, requesting or suggesting that any other person take such action):

(i) effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in or in any way knowingly assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in: (A) any “solicitation” of “proxies” to vote (as such terms are used in applicable corporate and securities laws, but including actions that would be a solicitation but for an exemption under such laws) or consents to vote (whether or not related to the election or removal of directors) (including, without limitation, any solicitations of consents with respect to the call of a special meeting of stockholders) with respect to the Common Stock; (B) the initiation, proposal, encouragement or solicitation of stockholders of the Company for the approval of any stockholder proposals with respect to the Company (including pursuant to Rule 14a-8 under the Exchange Act); (C) the solicitation, advisement or influence of any person with respect to the voting of any Common Stock; or (D) the solicitation, advisement or influence of any person with respect to the disposition of any Common Stock;

(ii) deposit any Common Stock in a voting trust or subject Common Stock to a voting agreement or other agreement or arrangement with respect to the voting of such stocks or securities, including, without limitation, by lending any securities of the Company to any person or entity for the purpose of allowing such person or entity to vote such securities in connection with any stockholder vote of the Company;

(iii) make or be the proponent of, any recommendation, suggestion or other statement, offer or proposal of: (A) any take-over bid or tender offer for common stock of the Company; (B) any acquisition of a material portion of the assets or property of the Company; (C) any stock repurchase, dividend, self-tender or other change in capitalization, or any merger, amalgamation, acquisition, disposition, consolidation, recapitalization, restructuring, liquidation, dissolution, or other business combination or extraordinary transaction involving the Company or any of its subsidiaries, businesses or divisions (each, an “Extraordinary Transaction”);

(iv) (A) requisition, call or seek to requisition or call any meeting of the Company’s stockholders; (B) except as provided herein, seek representation on the Board; (C) seek, or vote for or support another party seeking, the removal of, or vote for the removal of, any member of the Board; (D) seek, or vote for or support another party seeking to elect or appoint one or more members of the Board; or (E) conduct a referendum of the Company’s stockholders;

(v) make any request under Section 220 of the Delaware General Corporation Law or other applicable legal provisions regarding inspection of books and records or other materials (including stockholder list materials);

(vi) institute, solicit, assist or become a party to any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in connection with the Merger Agreement or any transaction contemplated thereby or related thereto;

(vii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) or act jointly or in concert in connection with any action contemplated in this Section 2.1;

(viii) acquire beneficial ownership of any shares of Common Stock if, after giving effect to such acquisition, the SailingStone Parties, together with their respective affiliates, would beneficially own more than 14.9% of the issued and outstanding shares of Common Stock (for purposes of this Agreement, “beneficial ownership” and derivative terms shall have the meaning given in Rule 13d-3 under the Exchange Act);

(ix) take any action which could cause or require the Company or any affiliate (as defined in the Exchange Act) of the Company to (1) make a public announcement regarding any of the circumstances described in paragraphs (i) through (viii) above, (2) seek or request permission to take any action described in paragraphs (i) through (viii) above, (3) make any request to amend, waive or terminate any provision of this Section 2.1(c) (including, without limitation, this Section 2.1(c)(ix)), in each case, which would reasonably be expected to require (x) public disclosure thereof by the Company or (y) the filing of an amendment to any Schedule 13D filed by the SailingStone Parties, or (4) make or seek permission to make any public announcement with respect to any of the circumstances described in paragraphs (i) through (viii) above; or

(x) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to the foregoing, or take any action or propose to take any action with respect to any of the foregoing, including through the provision of advice, assistance, influence, support, public statements or encouragement.

(d) Until the conclusion of the Special Meeting, the SailingStone Parties shall not sell any of the Common Stock held by them except: (i) to fund withdrawals or redemptions by their clients, provided such Common Stock are not sold to any person that any of the SailingStone Parties reasonably knows is seeking to take an action described in Section 2.1(c); or (ii) if directed by the beneficial owner of an account managed by a SailingStone Party.

(e) Until the conclusion of the Special Meeting, the SailingStone Parties shall use commercially reasonable efforts to retain full discretionary investment authority and discretionary voting authority over the Common Stock beneficially owned by it or its investment advisory clients.

(f) Until the conclusion of the Special Meeting, the SailingStone Parties shall immediately notify the Company if any investment advisory client of SailingStone Capital, wholly or partially, revokes SailingStone Capital’s authority to exercise voting discretion over Common Stock or if the investment advisors, board of trustees or similar decision making person or body of any such investment advisory client votes or propose to vote the Common Stock beneficially owned by such investment advisory client other than as set out in Section 2.1(a) or 2.1(b).

2.2 Covenants of the Company.

(a) The Company agrees to implement a Stockholder Engagement Policy which will provide for at least one opportunity, on an annual basis, for at least five of the then ten largest holders (based on beneficial ownership) of the Company’s common stock (the “Eligible Stockholders”), which shall include SailingStone Capital (so long as it is an Eligible Stockholder), to meet with either the independent lead director of the Board or, in the alternative, two or more independent directors of the Board, for the purpose of encouraging the Eligible Stockholders to provide feedback to the Board (the “Stockholder Engagement Policy”).

(b) For the next occurring compensation awards cycle commencing in 2017 (the matters described in this Section 2.2(b) collectively, the “Additional Performance Criteria”):

(i) The Company will add to its existing performance criteria a drilling rate of return criterion (on an absolute, not relative, basis and using constant prices ) in its Annual Incentive Awards at a weight of 15%, with related definitions, terms and conditions to be determined in good faith by the Compensation Committee of the Board;

(ii) The Payout Percentage with respect to 12.5% of the Performance Shares awarded in 2017 will be based on a debt-adjusted reserve growth per share metric (on an absolute, not relative, basis) with related definitions, terms and conditions to be determined in good faith by the Compensation Committee of the Board consistent with the definition in its Annual Incentive Awards program;

(iii) The Payout Percentage with respect to 12.5% of the Performance Shares awarded in 2017 will be based on a debt-adjusted production growth per share (on an absolute, not relative, basis) with related definitions, terms and conditions to be determined in good faith by the Compensation Committee of the Board consistent with the definition in its Annual Incentive Awards program; and

(iv) The Payout Percentage with respect to the remaining 75% of the Performance Shares will continue to be relative TSR, consistent with the current plan.

(c) The Company will describe in its annual proxy statement how the Board evaluated the performance of management with respect to the relevant performance criteria.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations of the SailingStone Parties. The SailingStone Parties represent and warrant as follows:

(a) The SailingStone Parties have the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly authorized, executed and delivered by the SailingStone Parties, constitutes a valid and binding obligation and agreement of the SailingStone Parties and is enforceable against the SailingStone Parties in accordance with its terms, subject to the qualification that enforceability may be limited by bankruptcy, insolvency, reorganization or other applicable laws relating to or affecting rights of creditors generally and subject to the qualification that equitable remedies, including specific performance, are discretionary.

(c) As of the date hereof to their knowledge, the SailingStone Parties and their affiliates have discretionary investment authority and discretionary voting authority over an aggregate of approximately 18,325,975 shares of Common Stock and such shares constitute all of the Common Stock over which the SailingStone Parties and their affiliates have discretionary investment authority and discretionary voting authority. The Company acknowledges and agrees that, pursuant to applicable law and the terms of any investment advisory or similar agreements with SailingStone Capital, investment advisory clients of

SailingStone Capital may have the authority to revoke SailingStone Capital’s authority to exercise voting discretion over the Common Stock, and that such investment advisory clients of SailingStone Capital are not (and shall not be) bound by the terms and conditions of this Agreement with respect to the voting of such Common Stock. The Company further acknowledges and agrees that while SailingStone Capital will use commercially reasonable efforts to obtain proxy voting materials from all investment advisory client custodians, SailingStone Capital will not be responsible for voting shares of Common Stock for which an investment advisory client’s custodian fails to forward proxy materials to SailingStone Capital.

(d) The SailingStone Parties and their affiliates have not, and, to their knowledge, none of their investment advisory clients have, formed, joined or in any way participated in a “group” (as defined in Section 13(d)(3) of the Exchange Act) or acted jointly or in concert in connection with: (i) the voting of Common Stock in connection with the 2017 Meeting or the Special Meeting; or (ii) any action contemplated in Section 2.1(c).

(e) To the knowledge of the SailingStone Parties, as of the date of execution of this Agreement none of the investment advisory clients of SailingStone Capital have threatened to, wholly or partially, revoke SailingStone Capital’s authority to exercise voting discretion over Common Stock or have threatened to vote or propose to vote the Common Stock beneficially owned by such investment advisory client other than as set out in Section 2.1(a) or 2.1(b).

3.2 Representations of the Company. The Company represents and warrants as follows:

(a) The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other applicable laws relating to or affecting rights of creditors generally and subject to the qualification that equitable remedies, including specific performance, are discretionary.

ARTICLE 4

TERMINATION

4.1 Termination. This Agreement shall remain in full force and effect until the earliest of:

(a) thirty calendar days prior to the last date on which individuals may be nominated for election as directors at the first annual meeting of the Company after the 2017 Meeting; and

(b) such other date established by mutual written agreement of each of the parties.

4.2 Effect of Termination. Article 5 shall survive the termination of this Agreement. No termination pursuant to Section 4.1 shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

ARTICLE 5

GENERAL

5.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile or email, upon confirmation of receipt:

If to the Company:

Range Resources Corporation
100 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102

Attention:	David Poole
Fax No.:	(817) 869-9154
Email:	dpoole@rangeresources.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

Attention:	Scott A. Barshay | Ross Fieldston
Fax No.:	(212) 492-0040 | (212) 492-0075
Email:	sbarshay@paulweiss.com | rfieldston@paulweiss.com

and to:

Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002

Attention:	Kevin P. Lewis | J. Mark Metts
Fax No.:	(713) 495-7799
Email:	klewis@sidley.com | mmetts@sidley.com

If to the SailingStone Parties:

SailingStone Capital Partners
1 California Street, 30th Floor
San Francisco, CA 94111
Attention:	Kathlyne Kiaie
Fax No.:	(415) 358-4118
Email:	kkiaie@sailingstonecapital.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019

Attention:	Andrew Freedman
Fax No.:	(212) 451-2250
Email:	afreedman@olshanlaw.com

5.2 No Third-Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

5.3 Communications.

(a) On the date of this Agreement, the Company and the SailingStone Parties shall jointly issue a mutually agreeable press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit A. Prior to the issuance of the Press Release, neither the Company nor the SailingStone Parties shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other party. No party or any of its affiliates (as defined in the Exchange Act) or Representatives shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Press Release. During the period commencing on the date hereof and ending on the date this Agreement terminates in accordance with Section 4.1, no party shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules and regulations under any stock exchange or governmental entity with the prior written consent of the SailingStone Parties and the Company, as applicable, and otherwise in accordance with this Agreement. The Company, with respect to its Current Report on Form 8-K, and the SailingStone Parties, with respect to the amendment of SailingStone Capital’s Schedule 13D, and each in connection with the entrance by the parties to this Agreement, will provide the other party, prior to each such filing, a reasonable opportunity to review and comment on such documents, and each such party will consider any comments from the other party in good faith.

(b) During the period commencing on the date hereof and ending on the date this Agreement terminates in accordance with Section 4.1:

(i) the SailingStone Parties, their respective officers and directors and the SailingStone Parties’ controlled affiliates shall refrain from making or causing to be made, by press release or similar public statement to the press or media, or in an SEC filing, any statement or announcement that: (A) constitutes an ad hominem attack on the officers or directors of the Company or Memorial or any person who has served as an officer or director of the Company or Memorial in the past; or (B) denigrates, disapproves of or disparages the Merger Agreement, the parties thereto or the transactions contemplated thereby; and

(ii) the Company, its affiliates and their respective officers and directors shall refrain from making or causing to be made, by press release or similar public statement to the press or media, or in an SEC filing, any statement or announcement that constitutes an ad hominem attack on the officers, directors or investment professionals of the SailingStone Parties or any person who has served as an officer, director or investment professional of the SailingStone Parties in the past.

(c) Nothing in Section 5.3(a) or 5.3(b) shall prevent the making of any factual statement as required by applicable legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

5.4 Fiduciary Duties. Notwithstanding anything herein to the contrary, the SailingStone Parties shall not be required to take or omit to take any action hereunder to the extent such action (or omission of action) would reasonably be expected to be inconsistent with the SailingStone Parties’ fiduciary duties or obligations under the U.S. Investment Advisers Act of 1940 or the U.S. Investment Company Act of 1940.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties: (a) irrevocably and unconditionally consent and submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any appellate court therefrom for purposes of any action, suit or proceeding arising out of or relating to this Agreement; (b) agree that service of any process, summons, notice or document by registered mail to the address set forth in Section 5.1 of this Agreement shall be effective service of process for any action, suit or proceeding brought against them; (c) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in such courts; and (d) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this Agreement that is brought in such courts has been brought in an inconvenient forum. Notwithstanding the foregoing, a party may seek injunctive or other equitable relief in any jurisdiction to prevent another party’s breach of this Agreement.

5.6 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable only by the parties hereto. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise.

5.7 Amendments; Waivers. This Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

5.8 Entire Agreement. This Agreement constitutes the entire agreement of all the parties and except as provided herein supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein. The parties expressly disclaim reliance on any information, statements, representations or warranties regarding the subject matter of this Agreement other than the terms of this Agreement.

5.9 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission or email transmission in a “portable document format (“.pdf”) form), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

5.10 Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

5.11 Captions. The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

5.12 Construction. Unless the express context otherwise requires: (a) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (b) references herein to any law, statue, regulation, or code mean such law, statue, regulation, or code as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time prior to the execution of this Agreement; and (c) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

5.13 Specific Performance. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in damages.

It is accordingly agreed that the parties are entitled to seek an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity, and a party will not take any action, directly or indirectly, in opposition to another party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and the parties further agree to waive any requirement for the security or posting of any bond in connection with such remedy or relief.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

RANGE RESOURCES CORPORATION

By:	/s/ Jeffrey L. Ventura
	Name:	Jeffrey L. Ventura
	Title:	Chairman, President & CEO

SAILINGSTONE CAPITAL PARTNERS LLC

By:	/s/ MacKenzie B. Davis
	Name:	MacKenzie B. Davis
	Title:	Managing Partner

SAILINGSTONE HOLDINGS LLC

By:	/s/ MacKenzie B. Davis
	Name:	MacKenzie B. Davis
	Title:	Managing Partner

/S/ MACKENZIE B. DAVIS
MACKENZIE B. DAVIS

/S/ KENNETH L. SETTLES JR.
KENNETH L. SETTLES JR.